UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BITMINE IMMERSION TECHNOLOGIES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2026

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42675	84-3986354
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10845 Griffith Peak Dr. #2

Las Vegas, NV 89135

(Address of principal executive office) (Zip Code)

(404) 816-8240

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BMNR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On January 12, 2026, Bitmine Immersion Technologies, Inc. (the “Company”) issued a press release (the “Press Release”) providing an update on the Company’s operations. A copy of the Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitmine Immersion Technologies, Inc.

Dated: January 12, 2026	By:	/s/ Chi Tsang
	Name:	Chi Tsang
	Title:	Chief Executive Officer

Exhibit 99.1

Bitmine Immersion Technologies (BMNR) Announces ETH Holdings Reach 4.168 Million Tokens, and Total Crypto and Total Cash Holdings of $14.0 Billion

Chairman Tom Lee urges stockholders to vote YES to proposal #2 to support Bitmine’s goal of growing ETH per share

Stockholders can find the latest information around voting YES and the Chairman’s message on the Bitmine website

Bitmine staked ETH stands at 1,256,083 and MAVAN staking solution on track to launch Q1 2026

Bitmine remains the largest ‘fresh money’ buyer of ETH in the world

Bitmine now owns 3.45% of the ETH token supply, nearly 70% of the way to the ‘Alchemy of 5%’ in just 6 months

Bitmine Crypto + Total Cash Holdings + “Moonshots” total $14.0 billion, including 4.168 million ETH tokens, total cash of $988 million, and other crypto holdings

Bitmine will hold its Annual Stockholder Meeting at the Wynn Las Vegas on January 15, 2026

Bitmine leads crypto treasury peers by both the velocity of raising crypto NAV per share and by the high trading liquidity of BMNR stock

Bitmine is the 67th most traded stock in the US, trading $1.3 billion per day (5-day avg)

Bitmine remains supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, Galaxy Digital and personal investor Thomas “Tom” Lee to support Bitmine’s goal of acquiring 5% of ETH

LAS VEGAS, January 12, 2026 /PRNewswire/ — (NYSE AMERICAN: BMNR) Bitmine Immersion Technologies, Inc. (“Bitmine” or the “Company”) a Bitcoin and Ethereum Network Company with a focus on the accumulation of crypto for long term investment, today announced Bitmine crypto + total cash + “moonshots” holdings totaling $14.0 billion.

As of January 11th at 7:00pm ET, the Company’s crypto holdings are comprised of 4,167,768 ETH at $3,119 per ETH (Coinbase), 193 Bitcoin (BTC), $23 million stake in Eightco Holdings (NASDAQ: ORBS) (“moonshots”) and total cash of $988 million. Bitmine’s ETH holdings are 3.45% of the ETH supply (of 120.7 million ETH).

“2026 augurs many positive things for crypto with stablecoin adoption and tokenization driving to make blockchain the settlement layer of Wall Street, particularly favoring Ethereum,” said Thomas “Tom” Lee of Fundstrat, Chairman of Bitmine. “We continue to view the leverage reset post October 10th, 2025 as akin to the ‘mini crypto winter.’ 2026 is the year crypto prices recover and with stronger gains in 2027-2028.”

“In the past week, we acquired 24,266 ETH and still managed to increase our cash position by $73 million,” continued Lee. “Bitmine only issues equity selectively and only at a premium to mNAV. We remain the largest ‘fresh money’ buyer of ETH in the world,” stated Mr. Lee. “And when MAVAN launches its commercial operations, we will be the largest staking provider in the entire crypto ecosystem.”

Bitmine released a special Chairman’s message (link) explaining why Bitmine stockholders should vote to support the amendment to increase authorized shares ahead of the upcoming annual stockholder meeting on January 15, 2026 (the “Annual Meeting”).

“Bitmine charter has an unusual feature requiring 50.1% of all shares outstanding to support a share increase. This is an extremely high bar and thus, makes it very difficult to get an authorized share increase. We need to pursue this increase now as Bitmine is soon to exhaust its current 500 million authorization. And when that happens, our ETH accumulation will slow. Thus, we need stockholders to approve proposal #2 to increase authorized shares,” said Tom Lee. “Bitmine’s sole focus remains creating stockholder value, achieving this by accretively acquiring ETH per share, and has only issued shares at mNAV premium, optimizing yield and income on its ETH holdings, and strategically investing the balance sheet on ‘moonshots’ and leveraging the company’s strong community and market position to generate additional returns.”

As of January 11, 2026, Bitmine total staked ETH stands at 1,256,083 ($3.9 billion at $3,119 per ETH). This is an increase of 596,864 in the past week. This is a fraction of the 4.17 million ETH held by Bitmine. The CESR (composite Ethereum staking rate, administered by Quatrefoil) is 2.81%. Bitmine is currently working with 3 staking providers as the company moves towards unveiling its commercial MAVAN (Made in America VAlidator Network) in 2026. “Bitmine has staked more ETH than other entities in the world.”

“At scale (when Bitmine’s ETH is fully staked by MAVAN and its staking partners), the ETH staking fee is $374 million annual (using 2.81% CESR), or greater than $1 million per day,” stated Tom Lee. “We continue to make progress on our staking solution known as The Made in America Validator Network (MAVAN). This will be the ‘best-in-class’ solution offering secure staking infrastructure and will be deployed in early calendar 2026,” continued Lee.

Bitmine crypto holding reigns as the #1 Ethereum treasury and #2 global treasury, behind Strategy Inc. (MSTR), which owns 672,497 BTC valued at $61 billion. Bitmine remains the largest ETH treasury in the world.

Bitmine is now one of the most widely traded stocks in the US. According to data from Fundstrat, the stock has traded average daily dollar volume of $1.3 billion (5-day average, as of January 9, 2026), ranking #67 in the US, behind Vistra (rank #66) and ahead of Cisco (rank #68) among 5,704 US-listed stocks (statista.com and Fundstrat research).

Bitmine will hold its Annual Meeting at the Wynn Las Vegas on January 15, 2026. The company encourages stockholders to vote and attend its in-person Annual Meeting. Details and the agenda for the Annual Meeting can be found below:

Bitmine’s Annual Meeting:

●	Location: Wynn Las Vegas, 3131 Las Vegas Blvd S, Las Vegas, Nevada 89109
●	Timing: 12:00pm-3:00pm PST
●	Agenda:

1.	Elect eight (8) directors for the next year;
2.	Approve the charter amendment to increase the number of authorized shares of common stock;
3.	Approve the 2025 Omnibus Incentive Plan; and
4.	Approve, on a non-binding advisory basis, the special, performance-based compensation arrangement for the executive chairman.

●	Attending the Annual Meeting: Stockholders wishing to attend the Annual Meeting in person must register in advance at https://web.viewproxy.com/BMNR/2026 and follow the instructions provided. Registration must be completed and submitted no later than January 13, 2026 at 11:59 p.m. Eastern Time.

○	On the day of the meeting, please be ready to show your ticket and photo ID at the door for entry. If you have any questions, or need assistance with the registration process please contact Alliance Advisors at LogisticsSupport@allianceadvisors.com.

●	Voting: Stockholders can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting utilizing one of the following methods:

○	By mail: All stockholders of record who received paper copies of the company’s proxy materials can vote by marking, signing, dating, and returning their proxy card.
○	By telephone: Please call the number listed on your proxy card and follow the recorded instructions. You will need the control number included on your proxy card.
○	By internet: Please visit https://AALvote.com/BMNR or, if you received printed copies of your proxy materials, scan the QR code located on your proxy card. You will need the control number included on your proxy card.
○	The telephone and internet voting facilities for the stockholders of record of all shares will close at 11:59 p.m., Eastern Time on January 14, 2026.

●	If you have any questions or need assistance please contact Alliance Advisors at

○	1-855-206-1722 or BMNR@allianceadvisors.com
○	Hours of Operation:

■	Monday – Friday: 9am-10pm EST
■	Saturday – Sunday: 10am-10pm EST

The Annual Meeting will be livestreamed on Bitmine’s X account: https://x.com/bitmnr

The GENIUS Act and Securities and Exchange Commission’s (the “SEC”) Project Crypto are as transformational to financial services in 2025 as US action on August 15, 1971 ending Bretton Woods and the USD on the gold standard 54 years ago. This 1971 event was the catalyst for the modernization of Wall Street, creating the iconic Wall Street titans and financial and payment rails of today. These proved to be better investments than gold.

The Chairman’s message can be found here:

https://www.bitminetech.io/chairmans-message

The Fiscal Full Year 2025 Earnings presentation and corporate presentation can be found here: https://bitminetech.io/investor-relations/

To stay informed, please sign up at: https://bitminetech.io/contact-us/

About Bitmine

Bitmine (NYSE AMERICAN: BMNR) is the leading Ethereum Treasury company in the world, implementing an innovative digital asset strategy for institutional investors and public market participants. Guided by its philosophy of “the alchemy of 5%,” the company is committed to ETH as its primary treasury reserve asset, leveraging native protocol-level activities including staking and decentralized finance mechanisms. The company will launch MAVAN (Made-in America Validator Network), a dedicated staking infrastructure for Bitmine assets, in Q1 of 2026.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

https://x.com/bmnrintern

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding progress and achievement of the Company’s goals regarding ETH acquisition and staking, the long-term value of Ethereum, continued growth and advancement of the Company’s Ethereum treasury strategy and the applicable benefits to the Company. In evaluating these forward-looking statements, you should consider various factors, including Bitmine’s ability to keep pace with new technology and changing market needs; Bitmine’s ability to finance its current business, Ethereum treasury operations and proposed future business; the competitive environment of Bitmine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond Bitmine’s control, including those set forth in the Risk Factors section of Bitmine’s Form 10-K filed with the SEC on November 21, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of Bitmine’s filings with the SEC are available on the SEC’s website at www.sec.gov. Bitmine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE Bitmine Immersion Technologies, Inc.

MEDIA CONTACT:

Marcy Simon

Marcy@agentofchange.com

+19178333392